Exhibit 10.2

SECOND AMENDMENT

TO THE

HARRIS TEETER SUPERMARKETS, INC. KEY EMPLOYEE LIFE INSURANCE PLAN

By the authority granted the undersigned officer of Harris Teeter Supermarkets, Inc. (f/k/a Ruddick Corporation), this Second Amendment to the Harris Teeter Supermarkets, Inc. Key Employee Life Insurance Plan ("Plan") is hereby adopted and approved as follows:

1.	Section 4.04 of the Plan shall be amended and restated in its entirety as follows:

4.04 Assignment of Certificate. If the Participant desires to assign all incidents of ownership of the Certificate in order to remove any proceeds of the Certificate from the Participant's gross estate for estate tax purposes, the Participant may make such assignment in accordance with the terms and conditions of the Certificate. If the Participant desires to assign any incidents of ownership of the Certificate for any other purpose, the Participant may make such assignment only with the written consent of the Company.

IN WITNESS WHEREOF, this Second Amendment to the Harris Teeter Supermarkets, Inc. Key Employee Life Insurance Plan is adopted effective May 17, 2012.

HARRIS TEETER SUPERMARKETS, INC.

By: /S/ JOHN B. WOODLIEF

John B. Woodlief, Executive Vice President and Chief Financial Officer